EXECUTION COPY











                            LIMITED LIABILITY COMPANY

                               OPERATING AGREEMENT

                                       OF

                                   [P-NEWCO],

                      A DELAWARE LIMITED LIABILITY COMPANY


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS..........................................................1

ARTICLE 2 FORMATION OF LIMITED LIABILITY COMPANY...............................7

    2.1   Formation............................................................7

    2.2   Name; Principal Place of Business....................................7

    2.3   Registered Office and Registered Agent...............................7

    2.4   Agreement; Effect of Inconsistencies With the Act or the Code........8

    2.5   Business.............................................................8

    2.6   Term.................................................................8

    2.7   Qualification........................................................8

ARTICLE 3 MEMBERSHIP...........................................................8

    3.1   Members..............................................................8

    3.2   Representations and Warranties.......................................9

    3.3   Incorporation of Representations and Warranties......................9

    3.4   Resignation or Withdrawal of a Member...............................10

    3.5   Effect of Certain Events on Membership..............................10

    3.6   Restrictions on Transfers of Interests..............................10

    3.7   No Authority as Agent...............................................10

ARTICLE 4 MANAGEMENT..........................................................11

    4.1   Management of the Company by Management Committee...................11

    4.2   Appointment of Management Committee.................................11

    4.3   Responsibilities of the Management Committee........................12

    4.4   Officers............................................................13

    4.5   Liability of Committee Members and Officers.........................14

    4.6   Records, Audits and Reports.........................................14

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ARTICLE 5 CAPITAL CONTRIBUTIONS...............................................14

    5.1   Initial Capital Contributions.......................................14

    5.2   Percentage Interests................................................15

    5.3   Working Capital Contributions.......................................15

    5.4   Failure to Make Contributions.......................................15

    5.5   Capital Accounts....................................................16

ARTICLE 6 DISTRIBUTIONS, ALLOCATIONS AND TAX MATTERS..........................16

    6.1   Application of Gross Cash Proceeds..................................16

    6.2   Allocation of Net Profits...........................................17

    6.3   Allocation of Net Losses............................................17

    6.4   General Rules for Allocations.......................................18

    6.5   Special Allocations to Capital Accounts.............................18

    6.6   Tax Allocations; Section 704(c) of the Code.........................19

    6.7   Tax Matters Member..................................................20

    6.8   Section 754 Election................................................20

    6.9   Returns and Other Elections.........................................20

    6.10  Partnership Tax Treatment...........................................20

ARTICLE 7 INDEMNIFICATION AND LIMITATION OF LIABILITY.........................20

    7.1   Indemnification.....................................................20

    7.2   Limitation of Liability.............................................22

    7.3   Savings Clause......................................................22

ARTICLE 8 DISSOLUTION AND WINDING UP..........................................22

    8.1   Dissolution.........................................................22

    8.2   Winding Up..........................................................22

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    8.3   Reversion of Rights.................................................23

    8.4   Order of Payment Upon Liquidation...................................23

    8.5   Antecedent Activities...............................................23

    8.6   Limitations on Payments Made in Dissolution.........................23

    8.7   Certificate of Cancellation.........................................23

    8.8   Effect of Filing Certificate of Cancellation........................24

ARTICLE 9 MISCELLANEOUS.......................................................24

    9.1   Amendment...........................................................24

    9.2   Governing Law and Severability......................................24

    9.3   Counterparts........................................................24

    9.4   Titles and Subtitles................................................24

    9.5   Notices.............................................................24

    9.6   Entire Agreement....................................................25

    9.7   Power of Attorney...................................................25

    9.8   Related Party Transactions..........................................25

    9.9   Dispute Resolution..................................................25

    9.10  No Partition........................................................26

    9.11  Bankruptcy..........................................................26

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                            LIMITED LIABILITY COMPANY
                             OPERATING AGREEMENT FOR
                                   [P-NEWCO],
                      A DELAWARE LIMITED LIABILITY COMPANY

         This Limited Liability Company Operating Agreement (this "Operating Agreement") of [P-Newco], a Delaware limited liability company (the "Company"), is made as of June 7, 2005, by and between PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation ("Patriot"), and TECHNOLOGY PROPERTIES LIMITED INC., a California corporation ("TPL") (collectively, the "Members").

                                    RECITALS

         WHEREAS, Patriot has formed the Company as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq., as amended (the "Act"), for the purposes of effecting the transactions contemplated by the Master Agreement (as defined below);

         WHEREAS, prior to the capital contributions and the issuance of the Percentage Interests described in Article 5 hereof, Patriot has been the sole member of the Company;

         WHEREAS, the Members wish to enter into this Operating Agreement to provide for the structure, governance and operation of the Company.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         The following terms shall have the meanings set forth below for purposes of this Operating Agreement:

         "AAA" has the meaning set forth in Section 4.2(c).

         "Act" means the Delaware Limited Liability Company Act.

         "Active Potential Licensees" has the meaning set forth in Section 6.2 of the Master Agreement.

         "Adjusted Capital Account Deficit" means, with respect to any Member for any taxable year or other period, the deficit balance, if any, in such Member's Capital Account as of the end of such year or other period, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulation Section 1.704-2(g)(1) and in Treasury Regulation Section 1.704-2(i); and (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
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         "Adjusted Gross Cash Proceeds" means Gross Cash Proceeds minus TPL
Direct Reimbursable Expenses.

         "Affiliate", with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this Operating Agreement, "control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Annual Business Plan" means, for any Fiscal Year, the Company's annual financial and operating plan and budget for such Fiscal Year as formally approved by the Management Committee, as such financial and operating plan and budget may be amended from time to time by the Management Committee.

         "Antecedent Activities" means active negotiations with parties identified as Active Potential Licensees pursuant to Section 6.2 of the Master Agreement..

         "Applicable Law" means any domestic or foreign, federal, state or local statute, law, common law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, permit or other requirement of any Governmental Authority.

         "Book Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset (not reduced by any associated liabilities), as agreed to by the contributing Member and the Management Committee;

                  (b) The Book Value of the property of the Company shall be adjusted to equal its gross fair market value, as determined by the Management Committee, as of the following times: (i) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1 (b)(2)(ii)(g); and (iv) any other instance in which such adjustment is permitted under Treasury Regulation Section 1.704-1(b)(2)(iv); provided, however, that adjustments pursuant to clauses (i), (ii), and (iv) above shall be made only if the Management Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

                  (c) The Book Value of any property distributed to a Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Management Committee.

                                        2
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The Book Value of any property which has been established or adjusted to reflect gross fair market value hereunder shall thereafter be adjusted by depreciation as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and any other adjustment to the value of such property other than depreciation or amortization.

         "Capital Account" means, with respect to any Member, the capital account maintained by the Company for such Member in accordance with Section 5.5.

         "Change of Control" means (a) the merger or consolidation of Patriot with or into another corporation in which Patriot is not the surviving entity, or a reverse triangular merger, or similar transaction, in which Patriot is the surviving entity but the shares of Patriot's capital stock outstanding immediately prior to the merger are converted into other property, whether in the form of securities, cash, or otherwise, and as a result of which the outstanding capital stock of Patriot prior to such transaction represents less than a majority of the outstanding capital stock of Patriot or the acquirer or successor following such transaction, (b) any sale or transfer of all or substantially all of Patriot's assets to any other Person, or (c) the sale or transfer of shares of Patriot's capital stock, warrants, options or instruments convertible into capital stock of Patriot and as a result of which the outstanding capital stock of Patriot on a fully diluted basis assuming conversion of all outstanding instruments convertible into shares of Patriot's capital stock prior to such transaction represents less than a majority of the outstanding capital stock of Patriot or the acquirer or successor following such transaction.

         "Certificate of Formation" means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware on June [__], 2005, as the same may be amended or restated from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal tax statute enacted after the date of this Operating Agreement.

         "Commercialization Agreement" means that certain Commercialization Agreement, dated as of the date hereof, by and among Patriot, TPL and the Company.

         "Company" has the meaning set forth in the Preamble.

         "Company Expenses" means any direct operating expenses of the Company as may be approved by the Management Committee, including any fees or other compensation payable to the Managers or for expenses related to the preparation of Company financial statements, tax reporting and the maintenance of a bank account in the name of the Company, and other similar administrative expenses.

         "Company Minimum Gain" means "partnership minimum gain" as defined in Treasury Regulation Section 1.704-2(d).

         "Damages" means all demands, claims, actions or causes of action, assessments, losses (including reasonably foreseeable lost profits), damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds and proceeds from related third party indemnification, contribution or similar claims actually received), including (a) interest at a rate equal to 200 basis points above the prime rate, as in effect from time to time, of Citibank, N.A., on cash disbursements in respect of any of the foregoing, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, (b) reasonable costs, fees and expenses of such Person's Representatives and (c) any reasonable costs, fees and expenses incurred in connection with investigating, defending against, or settling any such claims.

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         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, with respect to the Initial Capital Contributions, the fair market value of such asset as determined by the Members.

         "Fiscal Year" means (i) any twelve (12) month period commencing on June 1 and ending on May 31, or (ii) any portion of the period described in clause
(i) of this sentence for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article VI, as the case may be.

         "Governmental Approval" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Gross Cash Proceeds" means all cash proceeds received pursuant to licenses, judgments, settlements and other payments with respect to the right to make, have made, use, sell, and import products utilizing the MSD Patents.

         "Indemnitees" means the Members, Managers, officers and employees of the Company, as well as their respective Representatives, entitled to indemnification by the Company pursuant to Article VII.

         "Independent Manager" has the meaning set forth in Section 4.2(c).

         "Initial Capital Contributions" has the meaning set forth in Section
5.1.

         "Initial Working Capital Contribution" means the    ***    payable by
each of Patriot and TPL, in the aggregate amount of    ***    due upon the
execution of this Operating Agreement.

         "JAMS" has the meaning set forth in Section 4.2(c).

         "Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to the Master Agreement or this Operating Agreement.

                                        4
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         "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

         "Liquidator" has the meaning set forth in Section 8.2.

         "Management Committee" has the meaning set forth in Section 4.1.

         "Manager" means a member of the Management Committee.

         "Master Agreement" means that certain agreement, dated as of June 7, 2005, by and between Patriot and TPL.

         "Member Minimum Gain" means the Company's "partner nonrecourse debt minimum gain" as defined in Treasury Regulation Section 1.704-2(i)(2).

         "Member Nonrecourse Debt" means "partner nonrecourse debt" as defined in Treasury Regulation Section 1.704-2(b)(4).

         "Member Nonrecourse Deductions" means "partner nonrecourse deductions" as defined in Treasury Regulation Section 1.704-2(i)(2).

         "Members" has the meaning set forth in the Preamble.

         "MSD Patents" means those microprocessor science and design patents identified on Schedule 1 to the Master Agreement.

         "Net Cash Proceeds" has the meaning set forth in Section 6.1(a)(v).

         "Net Profit" or "Net Loss" means, for any Accounting Period, the amount, computed as of the last day thereof, of the net income or loss of the Company determined in accordance with federal income tax principles (but without requiring any items to be stated separately pursuant to Code Section 703), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax shall be included in the computation of Net Profit or Net Loss;

                  (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(i) shall be included in the computation of Net Profit or Net Loss;

                  (c) Any adjustment in the Book Value of property in accordance with this Agreement and pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or (g) shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss (to the extent such adjustment is not already reflected in the Capital Accounts of the Members);

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                  (d) In any situation in which an item of income, gain, loss or deduction is affected by the adjusted tax basis of property, the Book Value of the property shall be used in lieu of adjusted basis (notwithstanding that the adjusted tax basis of such property may differ from its Book Value), and in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account depreciation for the taxable year or other period as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and

                  (e) Any items of income, gain, deduction and loss specially allocated pursuant to Section 6.6 of this Agreement shall not be considered in determining Net Profit or Net Loss.

         "Newco Licenses" means the P-Newco License and the T-Newco License.

         "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1).

         "Operating Agreement" has the meaning set forth in the Preamble.

         "Patriot" has the meaning set forth in the Preamble.

         "Patriot Appointee" has the meaning set forth in Section 4.2(a).

         "Percentage Interest" means a Member's percentage interest in the Company, as such Percentage Interest may be adjusted from time to time pursuant to the terms of this Operating Agreement.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, estate or other entity or organization, including a Governmental Authority.

         "P-Newco License" means that certain license agreement entered into between Patriot and the Company.

         "Proceedings" means any actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person.

         "Recovery Event" means the moment at which payment is actually received by Patriot, TPL, or the Company as a result of or in connection with any Antecedent Activities.

         "Regulatory Allocations" are those allocations contained in Section
6.5.

         "Representatives" means the officers, directors, employees, attorneys, accountants, advisors, representatives and agents of a Person.

                                       6
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         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Matters Member" means that Member appointed by the Management Committee with the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

         "T-Newco" means a newly formed Delaware limited liability company, wholly owned by TPL.

         "T-Newco License" means that certain license agreement entered into between TPL and T-Newco.

         "TPL" has the meaning set forth in the Preamble.

         "TPL Appointee" has the meaning set forth in Section 4.2(b).

         "TPL Direct Reimbursable Expenses" has the meaning set forth in Section
4.2 of the Commercialization Agreement.

         "Transfer" has the meaning set forth in Section 3.6.

         "Treasury Regulations" means the proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Formation and the corresponding sections of any regulations subsequently issued that amend or supersede those regulations.

         "Working Capital Contribution" means the amount payable to the Company each Fiscal Year by each of the Members for the Company's working capital requirements pursuant to Section 5.3

         "Working Capital Fund" means the fund containing the Company's working capital to be maintained pursuant to Section 5.3(b).

                                    ARTICLE 2
                     FORMATION OF LIMITED LIABILITY COMPANY

         2.1 Formation. Patriot caused the Certificate of Formation of the Company to be filed with the Delaware Secretary of State on June [__], 2005.

         2.2 Name; Principal Place of Business. Unless and until amended in accordance with this Operating Agreement and the Act, the name of the Company is "[__________]". The principal place of business of the Company shall be such place or places as the Management Committee from time to time determines.

         2.3 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, and the name of its initial registered agent at such address shall be National Registered Agents, Inc. The registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Act.

                                       7
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         2.4 Agreement; Effect of Inconsistencies With the Act or the Code. It
is the express intention of the Members that this Operating Agreement, together with the Exhibits and Schedules, shall be the sole source of agreement of the parties with respect to the structure, governance and the operation of the Company and, except to the extent a provision of this Operating Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations or is expressly prohibited or ineffective under the Act, this Operating Agreement shall govern the structure and operation of the Company, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent that any provision of this Operating Agreement is prohibited or ineffective under the Act, this Operating Agreement shall be deemed to be amended to the smallest degree possible in order to make this Operating Agreement effective under the Act in accordance with the intent of the parties. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Operating Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. Each of the Members shall be entitled to rely on the provisions of this Operating Agreement, and none of the Members shall be liable to the Company or to any of the other Members for any action or refusal to act taken in good faith reliance on the terms of this Operating Agreement. The Members hereby agree that the duties and obligations imposed on the Members as such shall be those set forth in this Operating Agreement, which is intended to govern the relationship among and between the Company and the Members, notwithstanding any provision of the Act or common law to the contrary.

         2.5 Business. The purpose of the Company is to engage in any activity for which a limited liability company may be organized under the Act.

         2.6 Term. The term of the Company commenced upon the filing of the Certificate of Formation with the Delaware Secretary of State on June [__], 2005 and shall continue until the Company's dissolution in accordance with Article VIII of this Operating Agreement.

         2.7 Qualification. The Management Committee shall cause the Company to be qualified or registered, if and to the extent required, under the applicable laws of any jurisdiction in which such registration may be required, and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

                                    ARTICLE 3
                                   MEMBERSHIP

         3.1 Members. The names and addresses of the Members are as follows:

         Patriot Scientific Corporation           10989 Via Frontera
                                                  San Diego, CA 92127

         Technology Properties Limited Inc.       21730 Stevens Creek Blvd.,
                                                  Suite 201
                                                  Cupertino, CA 95014

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         3.2 Representations and Warranties. Each Member hereby represents and warrants to the Company and the other Member as follows:

             (a) Such Member is either an individual or a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted;

             (b) Such Member has all requisite power and authority to execute and deliver this Operating Agreement and to perform its obligations hereunder. The execution and delivery by such corporate Member of this Operating Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Operating Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligations of such Member, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally;

             (c) The execution, delivery and performance by such Member of this Operating Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of such Member, in each case as amended through the date hereof, (ii) conflict with, result in a breach of or constitute (or, with the giving of notice or lapse of time, or both, constitute) a default under, or require the approval or consent of any Person pursuant to, any material agreement, instrument or other document to which such Member is a party or by which it or its properties or assets is bound or (iii) violate any material provision of any statute, rule or regulation applicable to such Member or binding on it or any of its assets or
(iv) except as set forth in the Newco Licenses, result in the creation or imposition of any Lien on the MSD Patents.

             (d) Such Member is acquiring its Percentage Interest for investment purposes and not with a view to the resale or distribution thereof;

             (e) Such Member understands and acknowledges that such Member's Percentage Interest has not been registered under the Securities Act or any state securities or blue sky laws and may not be sold unless registered under the Securities Act and qualified under applicable state securities or blue sky laws or such sale is made pursuant to an exemption from such registration and qualification requirements;

             (f) The limitations on Transfer contained in Section 3.6 create an economic risk that such Member is capable of bearing; and

             (g) Such Member is a "United States person" within the meaning of
Section 7701(a)(30) of the Code.

         3.3 Incorporation of Representations and Warranties. Each of Patriot and TPL hereby reaffirms the representations and warranties made by such Member in the Master Agreement as if such representations and warranties were set forth fully herein.

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         3.4 Resignation or Withdrawal of a Member.

             (a) No Member shall resign from membership in the Company or withdraw their interest in the capital of the Company, except (i) in connection with the dissolution of the Company pursuant to the provisions of Article VIII or (ii) with the prior written consent of all of the other Members.

             (b) The resignation of a Member shall not (i) relieve such Member of any of its covenants, agreements, duties, obligations or liabilities under this Operating Agreement whether arising prior to, on, or after the date of such resignation (including, without limitation, any contingent obligations based on acts or omissions occurring, or liabilities or obligations incurred, prior to, on or after the date of such resignation) or (ii) directly or indirectly result in the termination of, or relieve such Member (or any Affiliate thereof) of, or otherwise affect, any of the covenants, agreements, duties, obligations or liabilities of such Member (or any Affiliate thereof) under any other agreement to which such Member is a party.

         3.5 Effect of Certain Events on Membership.

             (a) Bankruptcy, Foreclosure, or Other Similar Event. In the event of a Member's bankruptcy, or the foreclosure upon or other similar proceeding with respect to that Member's interest in the MSD Patents or that Member's Percentage Interest:

                 (i) any and all rights that Member may have under Section 4.2 of this Operating Agreement shall automatically terminate; and

                 (ii)  any and all rights that Member may have under Sections
2.2.1 and 2.2.2 of the P-Newco License or T-Newco License, as the case may be, shall automatically and without further action by any of the parties thereto be irrevocably transferred to the Company.

             (b) Change of Control. In the event of a Change of Control of Patriot or TPL:

                 (i)   any and all rights Patriot or TPL may have under Section
4.2 of this Operating Agreement, as the case may be, shall automatically terminate; and

                 (ii) Patriot or TPL's rights under Sections 2.2.1 and 2.2.2 of the P-Newco License or T-Newco License, as the case may be, shall automatically and without further action by any of the parties thereto be irrevocably transferred to the Company.

         3.6 Restrictions on Transfers of Interests. Except as provided in
Section 5.4, no Member shall sell, assign, pledge, mortgage or otherwise dispose of or transfer (a "Transfer") its Percentage Interest in the Company, whether in whole or in part, without the consent of the Management Committee, which consent may be withheld for any or for no reason.

         3.7 No Authority as Agent. Except as may be authorized by the Management Committee, or as set forth in the Commercialization Agreement, no Member shall have the authority in its or his capacity as a Member to enter into any transaction on behalf of the Company or to otherwise bind the Company.

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                                    ARTICLE 4
                                   MANAGEMENT

         4.1 Management of the Company by Management Committee. The business and affairs of the Company shall be managed by a management committee (the "Management Committee") consisting of three (3) Managers, which number may not be changed without the written consent of the Members holding at least 75% of the Percentage Interests.

         4.2  Appointment of Management Committee.

              (a) Patriot Appointment. Patriot shall have the right to appoint one (1) Manager to the Management Committee (the "Patriot Appointee").

              (b) TPL Appointment. TPL shall have the right to appoint one (1) Manager to the Management Committee (the "TPL Appointee").

              (c) Independent Manager. The Patriot Appointee and the TPL Appointee shall work together in good faith to appoint a mutually acceptable third Manager (the "Independent Manager"). In the event that the Patriot Appointee and the TPL Appointee are unable to appoint a mutually acceptable Manager within 10 days of the resignation or removal of the Independent Manager, either party may apply to the American Arbitration Association ("AAA") in Santa Clara County, or the nearest county thereto, if necessary, for the appointment of the Independent Manager, and the AAA shall select the Independent Manager from a list of no more than three persons submitted by each party. All costs associated with the selection of the Independent Manager by the AAA pursuant to this Section 4.2(c) shall be paid by the Company.

              (d) Term of Service. Each Manager (other than the Independent Manager) will serve until his or her death or resignation from the Management Committee, or until his or her removal from the Management Committee by the Member who appointed him or her. The Independent Manager shall serve a five (5) year term (subject to earlier removal as provided below).

              (e) Initial Managers.The initial Managers are as follows:

                   Patriot Appointee                    David H. Pohl

                   TPL Appointee                        Daniel E. Leckrone

                   Independent Manager                  Robert K. Neilson

              (f) Meetings; Place of Meetings; Telephonic Participation. Meetings of the Management Committee may be held at such times and places within or without the State of Delaware as the Management Committee may from time to time designate or as shall be designated by the Manager or Managers calling the meeting in the notice or waiver of notice of any such meeting. Regular meetings of the Management Committee shall be held not less than once during every calendar quarter. Special meetings of the Management Committee shall be held whenever called by one or more Managers. Notice of the time, place and purpose of each such special meeting shall be sent by facsimile transmission or electronic mail or be delivered personally or mailed to and received by each Manager not less than 72 hours before the time at which the meeting is to be held. Notice of any meeting of the Management Committee shall not be required to be given to any Manager who waives such notice in writing or who is present at such meeting, except a Manager who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. At the request of any Manager, any or all Managers may participate telephonically in any meeting of the Management Committee so long as all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including by electronic transmission as permitted by Section 18-302 of the Act), setting forth the action so taken, shall be signed or delivered by all Managers. Such written (or electronically transmitted) consent shall be filed with the minutes of proceedings of the Management Committee.

              (g) Quorum. Two (2) Managers must be present at a meeting of the Management Committee to establish a quorum for the transaction of business.

              (h) Majority Vote. All actions to be taken by the Management Committee shall require the affirmative vote of at least two (2) of the three
(3) Managers.

              (i) Resignation; Removal; Vacancies; Compensation.

                  (i) Resignation. A Manager may resign at any time by giving written notice to the Members. The resignation of a Manager shall take effect upon receipt of such notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

                  (ii) Removal.

                        (A) Removal of the Patriot and TPL Appointees. The Patriot Appointee to the Management Committee may be removed only by Patriot, with or without cause. The TPL Appointee to the Management Committee may be removed only by TPL, with or without cause.

                        (B) Removal of the Independent Manager.

                              (1) The Independent Manager may be removed at any
time by written consent of the Members holding at lease 75% of the Percentage Interests.

                              (2) The Independent Manager many be removed by
either Patriot or TPL at any time for cause, provided, however that a decision by either Patriot or TPL to remove the Independent Manager for cause pursuant to this provision shall be deemed a dispute that must be resolved pursuant to
Section 9.9 hereof, and the Independent Manager may not be removed unless and until such dispute has been resolved pursuant to Section 9.9. For purposes of this provision, the term "cause" includes, but is not limited to:

                                    (a) the Independent Manager's
insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of the Independent Manager's duties under this Operating Agreement;

                                    (b) the Independent Manager's commission of
a crime against the Company or violation of any law, order, rule, or regulation pertaining to the Company's business;

                                    (c) the Independent Manager's inability,
whether due to death, disability, or other reason, to perform the job functions and responsibilities in accordance with reasonable performance standards; and

                                    (d) demonstrable favoritism toward the views
of one of the Members of the Management Committee, rather than the strategic principles articulated in the then current Annual Business Plan.

                  (iii) Vacancies. Vacancies on the Management Committee shall be filled by the Member who originally appointed the vacating Manager, or, in the case of the Independent Manager, pursuant to Section 4.2(c) of this Operating Agreement.

                  (iv) Compensation. No Manager other than the Independent Manager (in the Members' discretion) shall be eligible to receive separate compensation from the Company for his or her services on the Management Committee; provided, however, that the Managers shall be reimbursed by the Company for the reasonable and actual costs incurred in attending and participating in any meetings of the Management Committee and other costs and expenses reasonably related to fulfilling the duties and obligations of a Manager hereunder.

         4.3 Responsibilities of the Management Committee. The Management Committee shall have the responsibility, on behalf of the Company:

              (a) To approve the Annual Business Plan, as well as any modifications thereto.

              (b) To make any distributions to Members pursuant to Article VI.

              (c) To make any filings with any Governmental Authority on behalf of the Company.

              (d) To purchase liability and other insurance to protect the Company's properties and business and to purchase liability insurance to indemnify or otherwise protect the Members, Managers, officers and employees of the Company.

              (e) To make certain decisions regarding tax matters pursuant to the terms of this Operating Agreement.

              (f) To approve the execution by TPL pursuant to the Commercialization Agreement of any license agreement, infringement claim settlement or other agreement with respect to the MSD Patents, the proposed terms of which do not fall within the guidelines for allowable license agreements and infringement claim settlements set forth in Exhibit C to the Commercialization Agreement.

              (g) To approve any modifications, amendments or waivers of the Commercialization Agreement, and any of the license or other agreements referred to therein to which the Company is a party.

              (h) To take or authorize such other actions on behalf of the Company as are consistent with Applicable Law and the fiduciary duties of the Managers and the Members.

         4.4 Officers. The Company shall have a President and Treasurer and such other officers as the Management Committee may determine. Any officer except the President and the Treasurer may hold more than one office concurrently. Except as set forth herein, the officers shall serve at the pleasure of the Management Committee. The Management Committee may determine a reasonable compensation to be paid to each officer so appointed. The officers shall exercise such powers as shall be determined or delegated from time to time by the Management Committee.

              (a) President. The Company shall have a President with primary responsibility for and active charge of the management and supervision of the Company's business and affairs. The President may execute in the name of the Company license agreements, settlement agreements, checks and other similar documents and instruments to the extent that such execution is consistent with and in furtherance of the Annual Business Plan, as well as such other documents and instruments otherwise authorized for execution by the Management Committee. For as long as the Commercialization Agreement is in effect, Robert K. Neilson shall be President of the Company.

              (b) Treasurer. The Company shall have a Treasurer as the principal financial officer and principal accounting officer of the Company who shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The initial treasurer shall be [__________].

         4.5 Liability of Committee Members and Officers. The Managers and the officers shall not be liable to the Company or to any Member for any Damages suffered or sustained by the Company or any Member, as the case may be, unless the Damage results from the fraud, deceit, gross negligence, willful misconduct, breach of fiduciary duty, a knowing violation of law by a specific Manager or officer or a material breach of such Manager's or officer's obligations under this Operating Agreement, in which event only the Manager or officer who engaged in such conduct or behavior (and no other Manager or officer) shall be liable for the full extent of Damages suffered or sustained to the full extent permitted pursuant to this Agreement or provided by Applicable Law.

         4.6 Records, Audits and Reports. At the expense of the Company, proper and complete records and books of account shall be kept or shall be caused to be kept by the Management Committee (or a designee thereof) in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The books and records shall at all times be maintained at the principal executive offices of the Company and shall be open to the inspection and examination of the Members or their duly authorized agents during business hours. At a minimum, the Company shall keep at its principal place of business:

              (a) A current list of the full name and last known business, residence or mailing address of each Member and Manager;

              (b) A copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

              (c) Copies of the Company's federal, state and local income tax returns and reports, if any, for the four most recent years;

              (d) A copy of this Operating Agreement, as amended to date, any correspondence relating to any Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years; and

              (e) Minutes of every meeting of the Management Committee, or any written consents of the Managers obtained in lieu of a meeting.

         The Management Committee shall maintain and preserve, during the term of the Company and for a period of five years thereafter, all accounts, books and other relevant Company documents.

                                    ARTICLE 5
                              CAPITAL CONTRIBUTIONS

         5.1 Initial Capital Contributions. Concurrently with the execution hereof, Patriot and TPL shall enter into the P-Newco License, TPL and T-Newco shall enter into the T-Newco License, T-Newco shall merge with and into the Company and each of the Members shall make the capital contributions set forth on Schedule 1 hereto (collectively, the "Initial Capital Contributions"). The Initial Capital Contributions to the Company of each Member shall be deemed to have a Fair Market Value as set forth opposite such Member's name on Schedule 1 hereto.

         5.2 Percentage Interests. Upon making its Initial Capital Contribution, and as a result of the merger contemplated by the Merger Agreement (as defined in the Master Agreement), TPL shall be issued Percentage Interests in the Company such that Patriot will no longer be the sole Member of the Company and the Members shall have the Percentage Interests set forth on
Schedule 2 hereto. Percentage Interests shall for all purposes be personal property. A Member has no interest in specific property of the Company.

         5.3  Working Capital Contributions.

              (a) Initial Working Capital Contribution. On the date hereof,
Patriot and TPL shall each make an Initial Working Capital Contribution to the
Company of    ***    for an aggregate Initial Working Capital Contribution
of    ***    .

              (b) Future Working Capital Contributions. At any time during the Fiscal Year at the discretion of the Management Committee, Patriot and TPL shall be obligated to make Working Capital Contributions in equal amounts in order to
maintain a Working Capital Fund of not more than    ***    and then only to the
extent necessary to bring the balance of the Working Capital Fund to    ***
provided, however, that neither TPL nor Patriot shall be required to contribute
more than    ***    in any Fiscal Year.

         Except as provided in this Section 5.3, no Member shall be obligated to make any contribution of capital to the Company.

         5.4 Failure to Make Contributions. The failure of Patriot or TPL to make Working Capital Contributions when due pursuant to Section 5.3 shall result in the following adjustments to that Member's Percentage Interest:

              (a) For each One Dollar ($1) that is not contributed by Patriot or TPL when due pursuant to Section 5.3, one hundred thousandth of a percent (0.00001%) of the outstanding Percentage Interests of the Company shall be deducted from that Member's Percentage Interest and transferred to the other
Member. As an example, if a Member failed to contribute    ***    when due
pursuant to Section 5.3,    ***    of the outstanding Percentage Interests of
the Company would be deducted from that Member's Percentage Interest and transferred to the other Member.

              (b) In the event that Patriot's Percentage Interest falls below 25%, Patriot shall lose the right to appoint the Patriot Appointee pursuant to
Section 4.2(a), and TPL shall have the right to appoint the Patriot Appointee, such that TPL shall have the right to appoint two (2) of the three (3) Managers. In the event that TPL's Percentage Interest falls below 25%, TPL shall lose the right to appoint the TPL Appointee pursuant to Section 4.2(b), and Patriot shall have the right to appoint the TPL Appointee, such that Patriot shall have the right to appoint two (2) of the three (3) Managers.

         5.5 Capital Accounts. A separate Capital Account shall be established and maintained for each Member.

              (a) Each Member's Capital Account will be increased by:

                  (i) The Initial Capital Contribution by the Member to the Company pursuant to Section 5.1;

                  (ii) The Working Capital Contributions by the Member to the Company pursuant to Section 5.3; and

                  (iii) Each Member's pro rata allocation of the Company's and each Member's contributions to the Working Capital Fund.

              (b) Each Member's Capital Account will be decreased by:

                  (i) The amount of Net Cash Proceeds distributed to the Member by the Company;

                  (ii) The Fair Market Value of property distributed to the Member by the Company; and

                  (iii) Allocations to the Member of Net Losses.

              (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 5.5 is intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If, in the opinion of the Management Committee after consultation with the Company's accountants, the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 5.5 should be modified to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 5.5, the method in which Capital Accounts are maintained shall be so modified without any approval of the Management Committee; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between the Members.

              (d) No Member shall have any liability to restore all or any portion of a deficit balance in the Member's Capital Account.

                                    ARTICLE 6
                   DISTRIBUTIONS, ALLOCATIONS AND TAX MATTERS

         6.1  Application of Gross Cash Proceeds.

              (a) Application of Gross Cash Proceeds. Within sixty (60) days after the close of each of the Company's fiscal quarters, the Company shall apply and distribute Gross Cash Proceeds in accordance with the following schedule of priorities:

                  (i) First, for the payment to TPL (or, in the case of any payment to satisfy the obligations of the Company under Section 4.2 of the Commercialization Agreement, directly to the Person identified by TPL) in satisfaction of the Company's payment obligations under Sections 4.2 and 4.3 of the Commercialization Agreement;

                  (ii)  Next, to the payment of any Company Expenses;

                  (iii) Next, for the Working Capital Fund until the Working
Capital Fund equals    ***    ;

                  (iv)  Next,

                        (a) for payment to Patriot of an amount equal to 10% of the Gross Cash Proceeds until Patriot shall have received Twenty Million Dollars ($20,000,000); and

                        (b) for payment to TPL of an amount equal to 15% of the Adjusted Gross Cash Proceeds minus any amounts previously advanced to TPL (and not previously credited against payments to TPL hereunder) pursuant to Section
4.3 of the Commercialization Agreement; and

                  (v) Finally, the remaining Gross Cash Proceeds (such remaining amount, the "Net Cash Proceeds") to the Members according to their respective Percentage Interests.

                  In the event that funds sufficient to satisfy the payments required to be made pursuant to subsections (iv)(a) and (iv)(b) above are unavailable, such payment obligations shall be pari passu, and any unpaid amounts thereof shall be paid from Gross Cash Proceeds subsequently received by the Company.

                  (b) Distribution of Company Property. Company property shall be distributed only pursuant to Article VIII.

                  (c) Withholdings. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Members pursuant to this Section 6.1.

         6.2  Allocation of Net Profits.  Subject to the provisions of Sections
6.4 and 6.5, Net Profits for any Fiscal Year or other period shall be allocated to the Members according to their Percentage Interests.

         6.3  Allocation of Net Losses. Subject to the provisions of Sections
6.4 and 6.5, Net Losses for any Fiscal Year or other period shall be allocated to the Members according to their Percentage Interests.

         6.4 General Rules for Allocations. The rules of this Section 6.4 shall govern all allocations under this Article:

              (a) Except as otherwise provided in this Operating Agreement, an allocation of Net Profits or Net Losses shall be treated as an allocation between the Members of the same share of each item of income, gain, loss and deduction that is taken into account in computing such Net Profits or Net Losses, as the case may be.

              (b) If any Member is deemed to have received imputed income with respect to any property licensed or otherwise made available to the Company pursuant to this Operating Agreement, the corresponding imputed expenses to the Company arising out of such arrangement shall be specially allocated to such Member.

              (c) For purposes of determining the Net Profits or Net Losses allocable to any period, the Net Profits and Net Losses shall be determined on a daily, monthly or other basis, as determined by the Management Committee using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder.

         6.5  Special Allocations to Capital Accounts.

              (a) Notwithstanding anything to the contrary contained in this
Article 6, if there is a net decrease in Company Minimum Gain or in any Member Minimum Gain during any taxable year or other period, prior to any other allocation pursuant hereto, such Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Sections 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2.

              (b) Nonrecourse Deductions for any taxable year or other period shall be allocated (as nearly as possible) under Treasury Regulation
Section 1.704-2 to the Members, pro rata in proportion to their respective Percentage Interests.

              (c) Any Member Nonrecourse Deductions for any taxable year or other period shall be allocated to the Member that made, or guaranteed or is otherwise liable with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i).

              (d) Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases a negative balance in his or its Capital Account shall be allocated items of income and gain sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

              (e) No allocation or loss or deduction shall be made to any Member if, as a result of such allocation, such Member would have an Adjusted Capital Account Deficit. Any such disallowed allocation shall be made to the Members entitled to receive such allocation under Treasury Regulation Section
1.704 in proportion to their respective Percentage Interests. If losses or deductions are reallocated under this subsection 6.5(e), subsequent allocations of income and losses (and items thereof) shall be made so that, to the extent possible, the net amount allocated under this subsection 6.5(e) equals the amount that would have been allocated to each Member if no reallocation had occurred under this subsection 6.5(e).

              (f) For purposes of Section 752 of the Code and the Treasury Regulations thereunder, excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) shall be allocated to the Members pro rata in proportion to their respective Percentage Interests.

              (g) The allocations contained in Sections 6.5(a), 6.5(c), 6.5(d) and 6.5(e) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1 and 1.704-2. The Regulatory Allocations shall be taken into account in allocating Net Profit and Net Loss and other items of income, gain, loss and deduction among the Members so that to the extent possible, the allocations contained in this Agreement other than the Regulatory Allocations and the Regulatory Allocations made to each Member shall equal the net amount that would have been allocated to each Member had the Regulatory Allocations not occurred. The Management Committee shall take account of the fact that certain of the Regulatory Allocations will occur at a period in the future for purposes of applying this Section 6.5(g).

         6.6  Tax Allocations; Section 704(c) of the Code.

              (a) Except as otherwise provided in this Section 6.6, for income tax purposes, each item of income, gain, loss, and deduction of the Company shall be allocated among the Members in accordance with the manner in which the equivalent items of Net Profits and Net Losses were allocated under the preceding sections of this Article VI.

              (b) In the event the Book Value of a Company asset differs from its adjusted federal income tax basis, then all allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted tax basis of such asset and its Book Value. Such allocations shall be made under the principles of Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder and are intended to eliminate, to the extent possible, disparities that otherwise exist between the balances of the Members' Capital Accounts, as maintained by the Company, and such balances had the Capital Accounts been maintained in accordance with tax accounting principles. It is intended, for example, that any taxable gain recognized by the Company upon the disposition of property contributed by a Member to the Company shall be allocated to the contributing Member to the extent that the property's initial Book Value exceeded its adjusted income tax basis on the date of the contribution, with any excess taxable gain being allocated to the Members (including the contributing Member) in a manner that coincides with the corresponding allocation of "book" gain. Any elections, accounting conventions or other decisions relating to such allocations shall be made by the Management Committee in a manner that (i) reasonably reflects the purposes and intention of this Operating Agreement, and (ii) complies with Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. The Management Committee shall determine the method set forth in Treasury Regulation Section 1.704-3c to be used for allocating such terms.

         6.7  Tax Matters Member.

         (a) At such time as it deems necessary, the Management Committee shall elect the "Tax Matters Member" of the Company for purposes of Section 6231(a)(7) of the Code. The Tax Matters Member shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

         (b) The Tax Matters Member shall, within ten (10) days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to the other Members.

         6.8 Section 754 Election. The Tax Matters Member may, in its discretion, make, on behalf of the Company, an election in accordance with
Section 754 of the Code so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a transfer of a Member's Percentage Interest within the meaning of Section 743 of the Code. Each Member shall, upon the request of the Tax Matters Member, furnish such information as the Tax Matters Member shall deem necessary or appropriate to give effect to such election.

         6.9 Returns and Other Elections. The Chief Financial Officer shall cause the preparation and timely filing all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of those returns, or pertinent information from the returns, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year. All elections permitted to be made by the Company under federal or state laws shall be made by the Chief Financial Officer, provided that the Management Committee may direct the Chief Financial Officer to make or refrain from making any tax election.

         6.10 Partnership Tax Treatment. The Members expect and intend that the Company shall be treated as a partnership for all federal and state income tax purposes, and the Members agree that they will not: (a) take a position on any federal, state, local or other tax return, or otherwise assert a position, inconsistent with such expectation and intent; or (b) elect for the Company to be treated as an association for tax purposes or do any other act or thing which could cause the Company to be treated as other than a partnership for federal income tax purposes.

                                    ARTICLE 7
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         7.1  Indemnification.

              (a) To the fullest extent permitted by the Act and by law, the Members, Managers, officers and employees of the Company, as well as their respective Representatives (collectively, "Indemnitees") shall, in accordance with this Section 7.1, be indemnified, protected, held harmless and defended by the Company from and against any and all Damages and Liabilities by reason of their management of, or involvement in, the affairs of the Company, or rendering of advice or consultation with respect thereto, or which relate to the Company, its properties, business or affairs, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company.

              (b) If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article 7 in respect of any Damages or Liabilities, such Indemnitee shall give the Company prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Company to assert all reasonable defenses to such claim. Each such claim for indemnity shall expressly state that the Company shall have only the thirty (30) calendar day period referred to in the next sentence to dispute or deny such claim. The Company shall have thirty (30) calendar days following its receipt of such notice either (y) to acquiesce in such claim and the responsibility to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article 7 by giving such Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Indemnitee written notice of the objection. If the Company does not object thereto within such thirty (30) calendar day period, the Company shall be deemed to have acquiesced in such claim and the responsibility to indemnify the Indemnitee in respect thereof in accordance with the terms of this Article 7.

              (c) In connection with any claim which may give rise to indemnity under this Article 7 resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Company may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Company with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Company will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. The Company shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Company shall have assumed the defense of any claim or Proceeding in accordance with this Section 7, the Company shall not (without the written consent of each Indemnitee) consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, unless such settlement or order shall provide for the unconditional release of all Indemnitees. If the Company has so elected to assume the defense, each Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Representatives to, cooperate fully with the Company in the defense of any claim or Proceeding being defended by the Company pursuant to this Section 7. If the Company does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this
Section 7, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, provided that the Indemnitee may not settle such claim or Proceeding without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), and provided further that the Company shall be obligated to pay Indemnitee's attorneys' fees and costs promptly as they are incurred in the defense of such claim or Proceeding.

              (d) The indemnification provided by this Section 7.1 shall not be deemed to be exclusive of any other rights to which any Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in a Person's official capacity and to action in another capacity.

              (e) The Management Committee shall have power to purchase and maintain insurance on behalf of the Company, the Managers, the Members, officers, employees or agents of the Company and any other Indemnitees at the expense of the Company, against any liability asserted against or incurred by them in any such capacity whether or not the Company would have the power to indemnify such Persons against such liability under the provisions of this Operating Agreement.

         7.2 Limitation of Liability. The debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company; and, except as provided under the Act, no Manager or Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager or Member of the Company.

         7.3 Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and hold harmless each Indemnitee or any other person indemnified pursuant to this Article 7 as to costs, charges and expenses (including, without limitation, reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                    ARTICLE 8
                           DISSOLUTION AND WINDING UP

         8.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

              (a) The written agreement of Members holding at least 75% of the Percentage Interests to dissolve the Company; or

              (b) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

              Except for the foregoing, the Company shall not dissolve on the occurrence of any other event.

         8.2 Winding Up. Upon the occurrence of any event specified in Section 8.1, the Management Committee promptly shall notify each of the Members, and the Company shall continue solely for the purpose of, and immediately begin the process of, winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Management Committee shall promptly appoint a Person to act as the liquidator of the Company (the "Liquidator") who shall be responsible for overseeing the winding up and liquidation of the Company pursuant to the terms of this Operating Agreement. The Liquidator shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

         8.3  Reversion of Rights. Upon the occurrence of any event specified in
Section 8.1, or upon the valid termination of the Commercialization Agreement by the Company, all of the rights granted by each of Patriot and TPL to the Company pursuant to the P-Newco License and T-Newco License, respectively, shall immediately and without further action by any of the parties thereto revert in their entirety to each of Patriot and TPL, respectively.

         8.4 Order of Payment Upon Liquidation. Immediately after the reversion of rights contemplated by Section 8.3 above, payment shall be made in the manner contemplated by Section 6.1.

         8.5  Antecedent Activities.

              (a) The occurrence of any Recovery Event within twelve (12) months of a Termination Event, as defined in Section 6.2 of the Commercialization Agreement, shall entitle each of the Members to payment of the proceeds of such Recovery Event in accordance with Section 6.1.

              (b) The entitlements set forth in Section 8.5(a) shall vest in the Members without further action. All proceeds and incidents of any such Recovery Event shall be transferred by the Member receiving such proceeds within three Business Days (as defined in the Master Agreement) after receipt of such proceeds directly into an independent escrow account approved by Patriot and TPL for distribution pursuant to the terms of this Operating Agreement and the joint instructions of Patriot and TPL.

         8.6 Limitations on Payments Made in Dissolution. Each Member shall only be entitled to look to the assets of the Company for the return of its Initial Capital Contribution, Working Capital Contribution and positive Capital Account balance and shall have no recourse for its Initial Capital Contribution, Working Capital Contribution, positive Capital Account balance and/or share of Gross Cash Proceeds (upon dissolution or otherwise) against the Management Committee or any other Member in the event the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Member's Initial Capital Contribution and positive Capital Account balance.

         8.7 Certificate of Cancellation. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed in duplicate and verified by all three (3) Managers, which certificate shall set forth the information required by the Act. Duplicate originals of the certificate of cancellation shall be delivered to the Secretary of State of the State of Delaware.

         8.8 Effect of Filing Certificate of Cancellation. Upon the issuance of the certificate of cancellation, the existence of the Company shall cease. The Management Committee shall have the authority to distribute any Company property discovered after dissolution and take such other action as may be necessary on behalf of and in the name of the Company.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Amendment. The Management Committee shall have the duty and authority to amend the Certificate of Formation as and to the extent necessary to reflect any and all changes or corrections necessary or appropriate as a result of any action taken by the Members in accordance with the terms of this Operating Agreement. Members holding at least 75% of the Percentage Interests shall have the authority to amend this Operating Agreement. Notwithstanding anything to the contrary set forth herein, neither the Management Committee nor the Members may amend the Certificate of Formation or this Operating Agreement to decrease the Percentage Interest of a Member, increase the Working Capital Contributions of a Member or the liability of a Member with respect to the Company without the consent of each Member affected thereby.

         9.2 Governing Law and Severability. This Operating Agreement shall, in all respects, be construed in accordance with and governed by the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Operating Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Operating Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Operating Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of this Operating Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with the law. All the other terms and provisions of this Operating Agreement shall continue in full force and effect without impairment or limitation.

         9.3 Counterparts. This Operating Agreement may be executed simultaneously in multiple counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         9.4 Titles and Subtitles. The headings of this Operating Agreement are inserted for convenience only and shall not constitute a part of this Operating Agreement in construing or interpreting any provision hereof.

         9.5 Notices. All notices and other communications required or permitted under this Operating Agreement shall be delivered to the parties at the address appearing on the books of Company, or at such other address that they designate by notice to all other parties in accordance with this section. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile transmission, on the date on which the sender receives confirmation by facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (d) below; (c) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (d) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

         9.6 Entire Agreement. This Operating Agreement, as well as the Stipulated Final Judgment, Master Agreement, Commercialization Agreement and Newco Licenses, constitutes the entire agreement and understanding of the parties with respect to the terms and conditions of the transactions referred to herein and therein and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties relating to such subject matter, other than as provided herein and therein.

         9.7 Power of Attorney. By signing this Operating Agreement, each Member designates and appoints the Management Committee as their true and lawful attorney, in his name, place and stead, to make, execute, sign and file such instruments, documents or certificates which may from time to time be required by the laws of the United States of America and the State of Delaware and any political subdivision thereof or any other state or political subdivision in which the Company shall do business to carry out the purposes of this Operating Agreement, except where such action requires the express approval of a Member hereunder. The Management Committee shall provide to the Members copies of all documents executed pursuant to the power of attorney contained in this Section 9.7.

         9.8 Related Party Transactions. The Company shall not, without the approval of the Management Committee, engage in any loans, leases, contracts or other transactions with any Manager, officer or key employee of the Company, any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, or any Person controlled by such person, with the exception of the payments to be made to TPL pursuant to
Article IV of the Commercialization Agreement.

         9.9 Dispute Resolution. All rights and obligations under this Operating Agreement shall be resolved as if all persons and all transactions related to this Operating Agreement had their legal residence, situs, and employment in Santa Clara County, California. Within 15 days after written notice of the dispute, members of the most senior management of the parties shall meet and exercise their best efforts to resolve any dispute under this Operating Agreement. If the dispute is not resolved to the mutual satisfaction of the parties within 30 days after such notice, the Company, Patriot and TPL shall submit such dispute to expedited binding arbitration before a single arbitrator. The arbitration shall be administered by the AAA. Judgment on the award, including without limitation injunctive relief, may be entered in any court having jurisdiction. All costs related to such arbitration shall be paid in advance by the Company, including the cost of translating into English all discoverable materials, and of providing contemporaneous translation of all live testimony. All performances due hereunder by the Company, Patriot and TPL shall continue unabated throughout the entire process and a final adjudication in accordance with the terms hereof has been made from which no appeal or review can be undertaken.

         9.10 No Partition. No Member nor any legal successor of a Member shall have the right to partition the property of the Company or any part thereof or interest therein, or to file a complaint or institute any proceeding at law or in equity to partition the property of the Company or any part thereof or interest therein. Each Member, for such Member and such Member's legal successor, hereby waives any such rights. The Members intend that, during the term of this Operating Agreement, the rights of the Members and their successors in interest, as among themselves, shall be governed solely by the terms of this Operating Agreement and by the Act.

         9.11 Bankruptcy. Neither the Management Committee, nor any Manager or Member of the Company, shall be permitted to file a bankruptcy petition on behalf of the Company unless the filing of the bankruptcy petition shall first have been approved in writing by Members holding at least 75% of the Percentage Interests of the Company.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the day and year first above written.

                                            PATRIOT SCIENTIFIC CORPORATION,
                                            a Delaware corporation



                                               /s/ DAVID H. POHL
                                            --------------------------
                                            By:    David H. Pohl
                                            Its:   Director

                                            TECHNOLOGY PROPERTIES LIMITED INC.,
                                            a California corporation

                                               /s/ DANIEL E. LECKRONE
                                            -------------------------------
                                            By:    Daniel E. Leckrone
                                            Its:   Chairman